Exhibit 4.1

UNILEVER

EQUALISATION AGREEMENT

This document contains:–

1.	the consolidated text of the Agreement dated 28th June, 1946 between Unilever N.V. and Unilever PLC as amended by a Supplemental Agreement dated 20th July, 1951 and a Second Supplemental Agreement dated 21st December, 1981, commonly known as "the Equalisation Agreement".

2.	Agreement dated 28th June, 1946.

3.	Supplemental Agreement dated 20th July, 1951.

4.	Second Supplemental Agreement dated 21st December, 1981.

Consolidated text of an Agreement dated the 28th day of June, 1946 between UNILEVER N.V. (hereinafter called "the Dutch Company") and UNILEVER PLC (hereinafter called "the English Company") as amended by Supplemental Agreement dated the 20th day of July, 1951 and Second Supplemental Agreement dated the 21st day of December, 1981

NOW THIS AGREEMENT WITNESSETH as follows:-

1. In this Agreement unless the context shall otherwise require the following expressions shall have the following meanings:–	Definition

        "THE PREFERENCE SHARES OF THE DUTCH COMPANY" shall mean the issued shares of the Dutch Company outstanding at any time and ranking in priority to the Ordinary Shares of the Dutch Company.

        "THE PREFERENCE SHARES OF THE ENGLISH COMPANY" shall mean the issued shares of the English Company outstanding at any time and ranking in priority both to the Ordinary Shares and to the Deferred Shares of the English Company.

        "SHARES" shall include Stock.

        "SHAREHOLDERS" shall include Stockholders.

        "FINANCIAL PERIOD" shall mean a financial year of either of the parties hereto or any other period for which the accounts of either party hereto may by mutual agreement be made up for the purpose of ascertaining and paying dividends.

        "DIVIDENDS" shall mean in the case of each Company the full dividends receivable by a Shareholder together with any tax payable by the Company in respect of such dividends but before deducting any tax deductible by the Company from such dividends.

"OPEN RESERVES" shall mean in the Case of each Company all reserves other than:-

(i)	reserves not legally available for distribution,

(ii)	reserves properly made and still required to meet any specified loss, liability or contingency and

(iii)	any deferred dividend reserve or equalisation reserve.

     "FREE RESERVES" shall mean in the case of each Company the amount of any open reserves increased or reduced by the balance of profit and loss account existing at the beginning of any financial period.

     "CURRENT PROFITS" shall mean in the case of each Company the profits which may lawfully be distributed at the expiration of each financial period before making any provision for open reserves but excluding any open reserves or balance of profit and loss account (whether credit or debit but in the case of a debit subject to the proviso next hereinafter contained) existing at the beginning of the financial period.

     Provided that in the event of there being a deficiency on the Profit and Loss Account at the commencement of the period which is in excess of the open reserves at that date then for the purposes of this definition the profits available for distribution shall be reduced by and to the extent of such excess.

     "SURPLUS ASSETS" shall mean in the case of each Company any assets remaining after repayment of all amounts due in liquidation to the holders of the Preference Shares of the Dutch Company or of the English Company as the case may be.

     "RELEVANT RATE OF EXCHANGE" shall mean the rate of exchange between the Dutch Florin and the Pound sterling on the last day of the quarterly period ended last before the declaration of a dividend (in the case of an interim dividend) or of the financial period in respect of which a dividend is being resolved to be recommended (in the case of a final dividend) provided that if the parties hereto shall by mutual agreement adopt another rate of exchange for their reporting to shareholders of the combined profit of the two Companies attributable to their Ordinary Share Capitals in respect of the relevant quarterly period or financial period (as the case may be) then such other rate shall be the relevant rate of exchange.

     2. So long as this Agreement remains in force the Dutch and English Companies shall adopt the same financial periods and for the purposes of this Agreement the Dutch and English Companies shall adopt the same principles of accountancy and the same methods of determining current profits and free reserves so as to include the Companies' proportion of current profits and free reserves attributable respectively to their interests direct or indirect in subsidiary allied and associated companies less the Companies' proportion of losses so attributable and applying in the case of subsidiary allied and associated companies the same meanings to the expressions "current profits" and "free reserves" as are applied in Clause 1 hereof in the case of the Dutch and English Companies.

Financial
periods and
principles of
accountancy.

     3. If the current profits of one Company shall be insufficient to provide in full the dividends (and arrears if any) on its Preference Shares in respect of any financial period or if there be no current profits the other Company shall to the extent of its own current profits for the same financial period after providing for the dividends (and arrears if any) on its own Preference Shares be under obligation to make good any loss incurred by the former Company during that period together with any amount by which the deficiency (if any) on profit and loss account at the commencement of the period exceeds the open reserves at that date and to make up the current profits of that Company to the amount of the dividends (and arrears if any) on that Company's Preference Shares to the close of such financial period. If after such contribution has been received by the former Company the current profits (including the amount so received) of the former Company are still insufficient for the purpose the deficiency shall in so far as the free reserves of that Company have been utili sed but are not sufficient for the purpose be met by a further contribution from the other Company to the extent of its free reserves. Any contribution so made shall in so far as not utilised for making good any such loss and/or deficiency on Profit and Loss Account as aforesaid be distributed by the Company to whom such payment is made but if not so distributed shall be repaid forthwith to the Company by whom the contribution was made.

Payment of
Preference
Dividends.

     4. (a) All dividends on the Ordinary Share Capitals of the Dutch and English Companies shall in the case of interim dividends be declared and in the case of final dividends be resolved to be recommended by the Boards of the Dutch and English Companies on the same day.

         (b) The Boards of the two Companies shall decide from time to time what portion of the aggregate of the current profits of the two Companies for each financial period and free reserves should be distributed by way of dividend on the Ordinary Share Capitals of the Dutch and English Companies for that period for which purpose the Boards may take into account the existence of the following provisions of this Clause.

Declaration of
Ordinary
Dividends.

         (c) The amount so decided shall (subject as provided in this Clause) be utilised in providing for dividends on the Ordinary Share Capitals of the Dutch and English Companies respectively upon the footing that the dividend paid on every Fl.12 nominal of capital in the Dutch Company at the relevant rate of exchange shall be equal in value to the dividend paid on every £1 nominal of capital in the English Company.

(d) Notwithstanding the foregoing if the application of sub-clause (c) of this Clause to the decision mentioned in sub-clause (b) of this Clause:-

(i)	would result in the declaration or recommendation of a dividend by one of the Companies which it would be prevented by law from declaring; or

(ii)	would because of movements in the relative parities between the Dutch Florin and the Pound sterling result in a level of dividend of one of the Companies which (in the opinion of the Boards of the two Companies) its Board (on the assumption for this purpose that the Company concerned was the parent company of the two Companies) would regard as unreasonable to declare or recommend having regard in particular to (1) the level of the corresponding dividend in respect of the last preceding financial period (2) the development of the aggregate of the current profits of the Dutch and English Companies expressed in the currency of the Company concerned and (3) any special circumstances in the country of incorporation of that Company relevant to the decision as to the level of dividend which would be reasonable;

the Board of that Company may declare or recommend a dividend differing from that resulting from sub-clauses (b) and ( c) of this Clause provided that in each case;

(x) such dividend is of such a level as is reasonable in the opinion of the Boards of both Companies having regard in particular to the factors described in this sub-clause;

(y) the difference is dealt with in accordance with the following provisions of this Clause; and

(z) the Boards of the two Companies make available to their shareholders together with and in the same manner as the announcement of the dividend a statement giving the reasons why the provisions of this sub-clause have been applied.

(e) For the purpose of the following provisions of this Clause:-

(i)	"the Company declaring the lower dividend" shall mean the Company declaring a dividend which upon the footing referred to in sub-clause (c) of this Clause shall be lower in value than the dividend declared by the other Company; and

(ii)	"the difference" shall mean the difference calculated at the relevant rate of exchange between the total amount of dividend declared on its Ordinary Share Capital by the Company declaring the lower dividend and the total amount of dividend it would have to declare on its Ordinary Share Capital in order to provide for a dividend which upon the footing referred to in sub-clause (c) of this Clause would be equal in value to that declared by the other Company.

         (f) Whenever it shall be decided in accordance with the provisions of paragraph (i) of sub-clause (d) of this Clause that a dividend shall be declared or recommended differing from that which would result from sub-clauses (b) and (c) of this Clause an amount equal to the difference shall be credited to a "deferred dividend reserve" to be established or adjusted as the case may be in the books of the Company declaring the lower dividend and that Company shall apply the whole of such deferred dividend reserve towards declaration and payment of a dividend or dividends on its Ordinary Share Capital as soon as practicable after this becomes permitted by law. If at the date of declaration of any such last-mentioned dividend that Company holds any of its own Ordinary Shares the amount of the dividend which would be payable in respect of them if they were not so held shall be transferred from the deferred dividend reserve to that Company's free reserves.

         (g) Whenever it shall be decided in accordance with the provisions of paragraph (ii) of sub-clause (d) of this Clause that a dividend shall be declared or recommended differing from that which would result from sub-clauses (b) and (c) of this Clause an amount equal to the difference shall be credited to an "equalisation reserve" to be established or adjusted as the case may be in the books of the Company declaring the lower dividend provided that if such an equalisation reserve is at that time in existence in the books of the other Company there shall first be deducted from the amount of the difference the amount of that equalisation reserve or such part thereof as is equal to the amount of the difference and provided further that in such case the amount so deducted shall be debited to that existing equalisation reserve. Any amounts so to be deducted and debited shall be calculated at the relevant rate of exchange.

         (h) If at any time when a deferred dividend reserve or an equalisation reserve is in existence in the books of either of the two Companies:-

(i)	the amount paid up on its Ordinary Share Capital shall be increased (otherwise than as a result of an allotment or issue of shares to the holders of its existing Ordinary Share Capital free of payment or an allotment or issue of shares to the holders of its existing Ordinary Share Capital pursuant to an offer of such shares to such holders whether in any such case the right to such shares or the right to accept such an offer is or is not renounceable) and the amount paid up on its Ordinary Share Capital comprised in such increase ranks or will rank for any dividend to be paid out of the existing deferred dividend reserve or equalisation reserve under the provisions of this Clause the amount of such reserve shall thereupon be increased proportionately to the increase in the paid up amount of its Ordinary Share Capital by the transfer to such reserve of an appropriate part of that Company's free reserves; or

(ii)	the amount paid up on its Ordinary Share Capital shall be reduced (otherwise than by a reduction of the amount paid up on each Ordinary Share) the amount of such reserve shall thereupon be reduced proportionately to the reduction in the paid up amount of its Ordinary Share Capital by the transfer of an appropriate part of such reserve to that Company's free reserves. This paragraph shall apply to a reduction of the amount paid up on the Ordinary Shares of either of the two Companies arising on a purchase by that Company of its own shares as well as on a reduction of that Company's capital.

         (j) Notwithstanding the foregoing the power under paragraph (ii) of sub-clause (d) of this Clause to declare or recommend a dividend differing from that which would result from sub-clauses (b) and (c) of this Clause shall not be used if and to the extent that as a result thereof the amount to be credited to any equalisation reserve by one of the Companies when added to the amount (if any) already standing to the credit of the equalisation reserve in the books of that Company would exceed an amount equal to the annual average of the aggregate dividends declared or recommended on the Ordinary Share Capital of that Company in respect of the three financial periods immediately preceding the financial period in respect of which the relevant dividend is being declared or recommended. If any Ordinary Share Capital of that Company has at any time been issued (otherwise than as bonus shares as defined in Clause 9(b) hereof) on terms that it ranks or will rank for dividend in respect of a part only of the said three financial periods or for only some and not the whole of the dividends declared or recommended in respect of those periods then for the purposes of the foregoing the said average shall be calculated as if all the Ordinary Share Capital so issued had been issued at the beginning of the first of the said three financial periods and in respect of those periods the same rate or rates of dividend had been declared or recommended on the Ordinary Share Capital so issued as were declared or recommended on that Company's issued Ordinary Share Capital provided that if the increase in the issued Ordinary Share Capital shall be effected by way of a Rights issue as defined in Clause 9(b) hereof the amount of such additional Ordinary Share Capital to be treated as if issued at the beginning of the first of the said financial periods shall be reduced by an amount (to be announced at the time when the issue is made) which the Boards of the two Companies consider to be reasonable having regard to any discount on current market price at which the Rights issue shall be made.

         (k) If at any time one of the Companies shall have standing to the credit of its equalisation reserve a sum equal to or exceeding 70 per cent. of the maximum amount permitted in accordance with sub-clause (j) of this Clause that Company shall be entitled to apply the whole or part of its equalisation reserve towards the declaration and payment of a dividend or dividends on its Ordinary Share Capital. If at the date of declaration of any such last-mentioned dividend that Company holds any of its own Ordinary Shares the amount of the dividend which would be payable in respect of them if they were not so held shall be transferred from the equalisation reserve to that Company's free reserves.

         (1) If the current profits of one Company shall be insufficient to enable it to pay any ordinary dividend declared or recommended under sub-clause (c) or sub-clause (d) of this Clause and if the Boards of the two Companies consider it appropriate that Company shall require the other Company to the extent of its own current profits remaining after providing for the amount required to enable it to pay the ordinary dividend so declared or recommended on its own Ordinary Share Capital to pay forthwith to the first-mentioned Company an amount sufficient to make up the first-mentioned Company's current profits to the sum required to pay such dividend. If the current profits (including the amount of any contribution received pursuant to the provisions of this sub-clause) and the free reserves of one Company are insufficient to enable it to pay such dividend or to credit to deferred dividend reserve or to equalisation reserve the amount required under sub-clauses (f) (g) and (h) of this Clause the deficiency shall be met by a contribution from the other Company to the extent of its free reserves. For the purposes of this Clause the expression "ordinary dividend" shall in the case of the English Company include (where necessary and appropriate) the dividends on the preferential certificates outstanding under the Co-Partnership Trust and on its Deferred Shares.

     (m) Neither Company shall pay any dividend on its Ordinary Share Capital larger than the one declared or recommended to be declared by the Board of the Company concerned in accordance with the preceding provisions of this Clause and if notwithstanding this restriction either of the Companies shall pay a larger dividend on its Ordinary Share Capital such Company shall forthwith pay to the other Company a sum equal to the extra amount which the other Company would have to distribute to raise the dividend on its Ordinary Shares for that period accordingly and if necessary in the case of the English Company to pay the dividends on the said preferential certificates and on its Deferred Shares. In such circumstances such other Company may at such times as it may in its discretion decide utilise the amount so received by it in paying an extra dividend or such dividends as the case may be and so long as and to the extent that such extra dividend or such dividends are not so paid the said amount together with interest thereon at the rate of 4 per cent. per annum shall be excluded in computing the current profits and free reserves of that Company for each subsequent financial period.

     5. Any sums due from one Company to the other in accordance with the provisions of Clauses 3 or 4 hereof shall be deemed to have become due on the last day of the financial period in respect of which the obligation has arisen and shall bear interest from that date at the rate of 4 per cent. per annum until payment.

     6. Neither Company shall (except as provided in Clause 7 hereof) distribute a dividend in specie.

Dividends in
specie prohibited.

     7. If one of the parties hereto shall go into liquidation whether compulsory or voluntary

Liquidation of
one Company.

(a)	Accounts shall from time to time as and when necessary be prepared and certified by the Auditors for the time being (or the last Auditors) of both Companies showing at the date of any account what amounts are in the case of the liquidating Company available for distribution amongst the shareholders of the liquidating Company and in the case of the non-liquidating Company what amounts would be available for distribution amongst the shareholders of the non-liquidating Company on the footing that such Company was then in liquidation and its assets realised and the liabilities discharged.

(b)	The amounts certified from time to time to be available in cash for distribution amongst the shareholders of the liquidating Company shall be applied to the payment to the holders of the Preference Shares of the liquidating Company of the amounts due to such shareholders in their due priorities. In the event of the amounts finally available for distribution amongst the shareholders of the liquidating Company being insufficient to pay in full all sums due to the holders of the Preference Shares of the liquidating Company but the account of the non-liquidating Company showing a surplus after provision has been made for the full discharge of all amounts payable to the holders of the Preference Shares of the non-liquidating Company in a liquidation such surplus shall be applied to making good the deficiency aforesaid. Conversely if the accounts of the non-liquidating Company shall show that the non-liquidating Company is not in a position to provide in full all amounts due in a liquidation of such Company to its Preference Shareholders any deficiency shall be made good by the liquidating Company out of any surplus after payment in full of all amounts due in the liquidation to the Preference Shareholders of the liquidating Company.

(c)	The surplus assets of both Companies after payment in full to or provision made for the holders of the Preference Shares of both Companies shall be available for making distributions to the holders of the Ordinary Shares of the liquidating Company on the basis that the surplus assets of both Companies are deemed to be pooled and distributed or allocated amongst the holders of the Ordinary Sharesof both Companies upon the footing that the sum paid or allocated on every Fl. 12nominal of capital in the Dutch Company at the rate of exchange on the day of certification of the Accounts so to be prepared as aforesaid on which the distribution and allocation are made shall be equal in value to the sum allocated or paid on every £1 nominal of capital in the English Company on the basis that each Company has borne or has to bear any tax payable by the Company in respect of such distributions but before deducting any tax deductible by the Company from the sums so distributed provided always that before making such distribution and allocation there shall be allocated to the holders of Ordinary Sharesof the relevant Company or Companies sums equal to the amounts (if any) standing for the time being to the credit of any deferred dividend reserve and of any equalisation reserve. Any amounts allocated under the provisions of this sub-clause to the holders of the Ordinary Shares in the non-liquidating Company shall be paid to or retained by the non-liquidating Company.

(d)	On the occasion of each account (except the final account) no greater amount shall be distributed than is available in cash for distribution in the liquidating Company and if there shall be shown to be due by the liquidating Company to the non-liquidating Company any sum necessary to enable the non-liquidating Company to make provision for a distribution on the above basis such sum shall be paid forthwith to the non-liquidating Company by the liquidating Company. No contribution shall be made by the non-liquidating Company to the liquidating Company until the final account has been taken.

(e)	Any distribution which may be made in specie shall be made in a manner certified by the Auditors for the time being (or the last Auditors) of both Companies as complying with the above basis.

(f)	In calculating any amounts available for distribution amongst the holders of the Ordinary Shares of both Companies there shall be deducted an amount equal to any contributions made by one Company to the other pursuant to the provisions of Clause 4 hereof and not distributed by way of dividend on the Ordinary Shares of such other Company together with interest thereon as provided in Clause 4 hereof which amount and interest shall be exclusively applied for the benefit of the holders of the Ordinary Shares of such other Company.

(g)	In making any distribution or allocation under sub-Clause (c) hereof there shall be taken into account the amounts due in a liquidation of the English Company to the holders of its Deferred Shares.
.

     8. If both the Dutch and English Companies shall be in liquidation at the same time the provisions of Clause 7 hereof shall be applied mutatis mutandis.

Liquidation of
both Companies.

     9. (a) Neither Company shall at any time issue any capital without the consent in writing of the other nor reduce its capital without the like consent.

Future issues and reductions of capital.

         (b) With regard to any future issue of Ordinary Capital the following provisions shall apply:—

(i)	Issue of bonus shares, that is to say the issue free of payment to share holders of sharescredited as fully paid up, shall in principle only be made by the Dutch and English Companies simultaneously and then only upon the terms that the shares issued by way of bonus shall be Ordinary Shares.

The Boards of the two Companies shall decide from time to time what amounts should be distributed by way of bonus shares. The amount decided shall be utilised in issuing bonus shares to the Ordinary Shareholders of the Dutch and English Companies respectively upon the footing that the nominal amount of bonus capital to be received by the holder of Fl. 12 nominal of capital in the Dutch Company shall bear the same proportion to such Fl. 12 nominal of capital held by him as the nominal amount of bonus capital to be received by the holder of £1 nominal of capital in the English Company bears to such £ 1 nominal of capital held by him. If the undistributed profits (including free reserves but excluding any contributions made by one Company to the other in pursuance of Clause 4 hereof and not utilised for the purpose therein mentioned) of one of the Companies shall be insufficient to provide for the issue by that Company of bonus shares as so decided the other Company shall be under obligation to pay to it forthwith out of its undistributed profits (including as aforesaid) any amount required to enable it to make an issue as so decided.

Any sums due from one Company to the other in accordance with the provisions of this Clause shall be deemed to have become due on the day of authorisation of the issue of the bonus shares and shall bear interest from that date at the rate of 4 per cent. per annum until payment.

(ii)	"Rights" issues, that is to say the issue to shareholders of shares on terms that each holder of a specified number of shares is entitled to apply for and have allotted a specified number of new shares at a price less than the best obtainable on a public issue, shall in principle be made by the Dutch and English Companies simultaneously and then only upon the terms that the shares issued as "rights" shall be Ordinary Sharesand upon the footing that the nominal amount of capital offered for subscription to every holder of Fl. 12nominal of capital in the Dutch Company shall bear the same proportion to such Fl. 12 nominal of capital held by him as the nominal amount of capital offered for subscription to every holder of £1 nominal of capital in the English Company shall bear to such £1 nominal of capital held by him and so that the amounts to be paid by a subscriber of each Fl. 12 nominal of capital in the Dutch Company shall at the rate of exchange on the day of decision by the Boards to make the issues be equal in value to the amount to be paid by the subscriber of each £1 nominal of capital in the English Company.

(iii)	Neither Company shall in principle issue Ordinary Shares at any time at a price which when converted into sterling or florins as the case may be at the rate of exchange on the day of such issue would for a share of a nominal amount of Fl. 12 or £1 as the case may be represent a subscription price lower than £1 or Fl. 12 as the case may be.

(iv)	If at any time the Boards of the two Companies decide that it is in the interests of the two Companies that the principles set out in Sections (i), (ii) and (iii) of this sub-Clause should not be applied then and in every such case such measures shall be taken as will be equitable to the Shareholders of both Companies having regard to the recitals and the provisions in these presents.

     10. This Agreement shall be construed and have effect in all respects as a contract made in England in accordance with the laws of England and any dispute shall be settled by arbitration in England under the Arbitration Acts 1950 to 1979 or any statutory modification or re-enactment thereof from time to time in force.

English Law
to govern.

This Agreement is made the 28th day of June 1946 BETWEEN LEVER BROTHERS & UNILEVER N.V. having its registered office at Rotterdam in the Netherlands (hereinafter called "the Dutch Company") of the one part and LEVER BROTHERS & UNILEVER LIMITED having its registered office at Port Sunlight England (hereinafter called "the English Company") of the other part

     WHEREAS:

     A. By an Agreement (hereinafter referred to as "the 1937 Agreement") dated the 31st day of December 1937 and made between the Dutch Company of the one part and the English Company of the other part after reciting (inter alia) that the English Company was an amalgamation of Unilever Limited with Lever Brothers Limited and that it was a condition of the amalgamation that the Dutch Company and the English Company should enter into an Agreement in the form of the 1937 Agreement to secure that the rights attaching and the benefits accruing to each unit of ownership in the English Company evidenced by £1 nominal of Ordinary capital and the rights attaching and the benefits accruing to each unit of ownership in the Dutch Company evidenced by FI.12 nominal of Ordinary capital should as nearly as possible be the same as if each such unit formed part of the Ordinary capital of one and the same Company and that on the occasion of any future issue of Ordinary capital by either the Dutch Company or the English Company regard should be had to the circumstances thereinbefore recited It Was Witnessed and the parties thereby undertook certain obligations as therein specifically set forth.

     B. Owing to the occupation of the Netherlands by the Germans doubts have arisen as to whether the 1937 Agreement is still effective under the laws of England and as the pre-war relations of the parties are being restored and the parties are desirous of removing such doubts and re-affirming the purposes set out in the 1937 Agreement it has been agreed that as from the 1st day of January 1945 a new Agreement in the form of this Agreement which is identical in its operative provisions with the 1937 Agreement shall be entered into.

     C. The respective capitals of the Dutch and English Companies are as follows:—

2

THE DUTCH COMPANY:

	Authorised	Issued
	Fl.	Fl.
7 per cent. Cumulative
Preference Shares	50,000,000	29,000,000
6 per cent. Cumulative
Preference Shares	125,000,000	109,136,000
5 per cent. Cumulative
Preference Shares	25,000,000	100,000
Ordinary Shares	300,000,000	171,750,000

	500,000,000	309,986,000

THE ENGLISH COMPANY

	Authorised	Issued
7 per cent. Cumulative
Preference Stock	£35,984,690	£35,984,690
5 per cent. Cumulative
Preference Stock	4,015,310	2,360,000
8 per cent. Cumulative
A Preference Stock	40,000,000	15,655,173
20 per cent. Cumulative
Preferred Ordinary
Stock.	2,287,312	2,287,312
Ordinary Stock	59,031,438	13,610,350
Deferred Stock.	100,000	100,000

	£141,418,750	£69,997,525

NOW THIS AGREEMENT WITNESSETH as follows:-

Definitions.

1.	In this Agreement unless the context shall otherwise require the following expressions shall have the following meanings:-

"THE PREFERENCE SHARES OF THE DUTCH COMPANY" shall mean the issued shares of the Dutch Company outstanding at any time and ranking in priority to the Ordinary Shares of the Dutch Company. .

"THE PREFERENCE SHARES OF THE ENGLISH COMPANY" shall mean the issued shares of the English

3

Company outstanding at any time and ranking in priority both to the Ordinary Shares and to the Deferred Shares of the English Company.

"SHARES" shall include Stock.

"SHAREHOLDERS" shall include Stockholders.

"FINANCIAL PERIOD" shall mean a financial year of either of the parties hereto or any other period for which the accounts of either party hereto may by mutual agreement be made up for the purpose of ascertaining and paying dividends.

"DIVIDENDS" shall mean in the case of each Company the full dividends receivable by a Shareholder together with any tax payable by the Company in respect of such dividends but before deducting any tax deductible by the Company from such dividends.

"OPEN RESERVES" shall mean in the case of each Company all reserves other than those properly made and still required to meet any specified loss liability or contingency.

"FREE RESERVES" shall mean in the case of each Company the amount of any open reserves increased or reduced by the balance of profit and loss account existing at the beginning of any financial period.

"CURRENT PROFITS" shall mean in the case of each Company the profits available for distribution at the expiration of each financial period before making any provision for open reserves but excluding any open reserves or balance of profit and loss account (whether credit or debit but in the case of a debit subject to the proviso next hereinafter contained) existing at the beginning of the financial period.

Provided that in the event of there being a deficiency on the Profit and Loss Account at the commencement of the period which is in excess of the open reserves at that date then for the purposes of this definition the profits available for distribution shall be reduced by and to the extent of such excess.

"SURPLUS ASSETS" shall mean in the case of each Company any assets remaining after repayment of all amounts due in liquidation to the holders of the Preference Shares of the Dutch Company or of the English Company as the case may be.

4

     2. So long as this Agreement remains in force the Dutch and English Companies shall adopt the same financial periods and for the purposes of this Agreement the Dutch and English Companies shall adopt the same principles of accountancy and the same methods of determining current profits and free reserves so as to include the Companies' proportion of current profits and free reserves attributable respectively to their interests direct or indirect in subsidiary allied and associated companies less the Companies' proportion of losses so attributable and applying in the case of subsidiary allied and associated companies the same meanings to the expressions "current profits" and "free reserves" as are applied in Clause 1 hereof in the case of the Dutch and English Companies.

Financial
periods and
principles of accountancy.

     3. If the current profits of one Company shall be insufficient to provide in full the dividends (and arrears if any) on its Preference Shares in respect of any financial period or if there be no current profits the other Company shall to the extent of its own current profits for the same financial period after providing for the dividends (and arrears if any) on its own Preference Shares be under obligation to make good any loss incurred by the former Company during that period together with any amount by which the deficiency (if any) on profit and loss account at the commencement of the period exceeds the open reserves at that date and to make up the current profits of that Company to the amount of the dividends (and arrears if any) on that Company's Preference Shares to the close of such financial period. If after such contribution has been received by the former Company the current profits (including the amount so received) of the former Company are still insufficient for the purpose the deficiency shall in so far as the free reserves of that Company have been utilised but are not sufficient for the purpose be met by a further contribution from the other Company to the extent of its free reserves. Any contribution so made shall in so far as not utilised for making good any such loss and/or deficiency on Profit and Loss Account as aforesaid be distributed by the Company to whom such payment is made but if not so distributed shall be repaid forthwith to the Company by whom the contribution was made.

Payment of
Preference
Dividends.

     4. All dividends on the Ordinary Share Capital of the Dutch and English Companies shall in the case of interim dividends be declared and in the case of final dividends be resolved to be recommended by the Boards of the Dutch and English Companies on the same day.

Declaration
of Ordinary
Dividends.

     The Boards of the two Companies shall decide from time to time what portion of the aggregate of the current profits of the two Companies for each financial period and free reserves should be distributed by way of dividend on the Ordinary Share Capitals of the Dutch and English Companies for that period. The amount decided shall be utilised in providing for dividends on the Ordinary Share Capitals

5

of the Dutch and English Companies respectively upon the footing that the sum paid on every Fl. 12 nominal of capital in the Dutch Company at the rate of exchange on the day of declaration or resolution to recommend by the Boards of an interim or final dividend as the case may be shall be equal in value to the sum paid on every £1 nominal of capital in the English Company. If the current profits and free reserves of one of the Companies shall be insufficient to pay the ordinary dividend so decided the other Company shall be under obligation to pay to it forthwith any amount required to enable it to pay such dividend and if necessary in the case of the English Company the dividends on the Preferential Certificates outstanding under the co-partnership trust and on its Deferred Shares.

     Neither Company shall pay any dividend on its Ordinary Share Capital in respect of any financial period larger than the one so decided for that period and if notwithstanding this restriction either of the Companies shall pay a larger dividend on its Ordinary Shares such Company shall forthwith pay to the other Company a sum equal to the extra amount which the other Company would have to distribute to raise the dividend on its Ordinary Shares for that period accordingly and if necessary in the case of the English Company to pay the dividends on the said Preferential Certificates and on its Deferred Shares. In such circumstances such other Company may at such times as it may in its discretion decide utilise the amount so received by it in paying an extra dividend or such dividends as the case may be and so long as and to the extent that such extra dividend or such dividends are not so paid the said amount together with interest thereon at the rate of 4 per cent. per annum shall be excluded in computing the current profits and free reserves of that Company for a subsequent financial period.

     5. Any sums due from one Company to the other in accordance with the provisions of Clauses 3 or 4 hereof shall be deemed to have become due on the last day of the financial period in respect of which the obligation has arisen and shall bear interest from that date at the rate of 4 per cent. per annum until payment.

     6. Neither Company shall (except as provided in Clause 7 hereof) distribute a dividend in specie.

Dividends in specie prohibited.

     7. If one of the parties hereto shall go into liquidation whether compulsory or voluntary

Liquidation of one Company.

(a)	Accounts shall from time to time as and when necessary be prepared and certified by the Auditors for the time being (or the last Auditors) of both Companies showing at the date of any account what amounts are in the caseof the liquidating Company available for distribution amongst the share-

6

holders of the liquidating Company and in the case of the non-liquidating Company what amounts would be available for distribution amongst the shareholders of the non-liquidating Company on the footing that such Company was then in liquidation and its assets realised and the liabilities discharged.

(b)	The amounts certified from time to time to be available in cash for distribution amongst the shareholders of the liquidating Company shall be applied to the payment to the holders of the Preference Shares of the liquidating Company of the amounts due to such shareholders in their due priorities. In the event of the amounts finally available for distribution amongst the shareholders of the liquidating Company being insufficient to pay in full all sums due to the holders of the Preference Shares of the liquidating Company but the account of the non-liquidating Company showing a surplus after provision has been made for the full discharge of all amounts payable to the holders of the Preference Shares of the non-liquidating Company in a liquidation such surplus shall be applied to making good the deficiency aforesaid. Conversely if the accounts of the non-liquidating Company shall show that the non-liquidating Company is not in a position to provide in full all amounts due in a liquidation of such Company to its Preference Shareholders any deficiency shall be made good by the liquidating Company out of any surplus after payment in full of all amounts due in the liquidation to the Preference Shareholders of the liquidating Company.

(c)	The surplus assets of both Companies after payment in full to or provision made for the holders of the Preference Shares of both Companies shall be available for making distributions to the holders of the Ordinary Shares of the liquidating Company on the basis that the surplus assets of both Companies are deemed to be pooled and distributed or allocated amongst the holders of the Ordinary Shares of both Companies upon the footing that the sum paid or allocated on every Fl. 12 nominal of capital in the Dutch Company at the rate of exchange on the day of certification of the accounts so to be prepared as aforesaid on which the distribution and allocation are made shall be equal in value to the sum allocated or paid on every £1 nominal of capital in the English Company on the basis that each Company has borne or has to bear any tax payable by the Company in respect of such distributions but before deducting any tax deductible by the Company from the sums so distributed.

7

Any amounts allocated to the holders of the Ordinary Shares in the non-liquidating Company shall be paid to or retained by the non-liquidating Company.

(d)	On the occasion of each account (except the final account) no greater amount shall be distributed than is available in cash for distribution in the liquidating Company and if there shall be shown to be due by the liquidating Company to the non-liquidating Company any sum necessary to enable the non-liquidating Company to make provision for a distribution on the above basis such sum shall be paid forthwith to the non-liquidating Company by the liquidating Company. No contribution shall be made by the non-liquidating Company to the liquidating Company until the final account has been taken.

(e)	Any distribution which may be made in specie shall be made in a manner certified by the Auditors for the time being (or the last Auditors) of both Companies as complying with the above basis.

(f)	In calculating any amounts available for distribution amongst the holders of the Ordinary Shares of both Companies there shall be deducted an amount equal to any contributions made by one Company to the other pursuant to the provisions of Clause 4 hereof and not distributed by way of dividend on the Ordinary Shares of such other Company together with interest thereon as provided in Clause 4 hereof which amount and interest shall be exclusively applied for the benefit of the holders of the Ordinary Shares of such other Company.

(g)	In making any distribution or allocation under sub-Clause (c) hereof there shall be taken into account the amounts due in a liquidation of the English Company to the holders of its Deferred Shares.

     8. If both the Dutch and English Companies shall be in liquidation at the same time the provisions of Clause 7 hereof shall be applied mutatis mutandis.

Liquidation of both Companies.

9.	(a)	Neither Company shall at any time issue any capital without the consent in writing of the other nor reduce its capital without the like consent.	Future issues and reductions of capital.

(b)	With regard to any future issue of Ordinary Capital the following provisions shall apply:—

8
(1)	Issue of bonus shares, that is to say the issue free of payment to shareholders of shares credited as fully paid up, shall in principle only be made by the Dutch and English Companies simultaneously and then only upon the terms that the shares issued by way of bonus shall be Ordinary Shares.

The Boards of the two Companies shall decide from time to time what amounts should be distributed by way of bonus shares. The amount decided shall be utilised in issuing bonus shares to the Ordinary Shareholders of the Dutch and English Companies respectively upon the footing that the nominal amount of bonus capital to be received by the holder of Fl. 12 nominal of capital in the Dutch Company shall bear the same proportion to such Fl. 12 nominal of capital held by him as the nominal amount of bonus capital to be received by the holder of £1 nominal of capital in the English Company bears to such £1 nominal of capital held by him. If the undistributed profits (including free reserves but excluding any contributions made by one Company to the other in pursuance of Clause 4 hereof and not utilised for the purpose therein mentioned) of one of the Companies shall be insufficient to provide for the issue by that Company of bonus shares as so decided the other Company shall be under obligation to pay to it forthwith out of its undistributed profits (including as aforesaid) any amount required to enable it to make an issue as so decided.

Any sums due from one Company to the other in accordance with the provisions of this Clause shall be deemed to have become due on the day of authorisation of the issue of the bonus shares and shall bear interest from that date at the rate of 4 per cent. per annum until payment.

(2)	"Rights" issues, that is to say the issue to shareholders of shares on terms that each holder of a specified number of shares is entitled to apply for and have allotted a specified number of new shares at a price less than the best obtainable on a public issue,shall in principle be made by the Dutch and English Companies simultaneously and then only upon the terms that the shares issued as "rights" shall be Ordinary Shares and upon the footing that the nominal amount of capital offered for subscription to every holder of Fl. 12 nominal of

9

capital in the Dutch Company shall bear the same proportion to such Fl. 12 nominal of capital held by him as the nominal amount of capital offered for subscription to every holder of £1 nominal of capital in the English Company shall bear to such £1 nominal of capital held by him and so that the amounts to be paid by a subscriber of each Fl. 12 nominal of capital in the Dutch Company shall at the rate of exchange on the day of decision by the Boards to make the issues be equal in value to the amount to be paid by the subscriber of each £1 nominal of capital in the English Company.

(3)	Neither Company shall in principle issue Ordinary Shares at any time at a price which when converted into sterling or florins as the case may be at the rate of exchange on the day of such issue would for a share of a nominal amount of Fl. 12 or £1 as the case may be represent a subscription price lower than £1 or Fl. 12 as the case may be.

(4)	If at any time the Boards of the two Companies decide that it is in the interests of the two Companies that the principles set out in Sections (1), (2) and (3) of this sub-Clause should not be applied then and in every such case such measuresshall be taken as will be equitable to the Shareholders of both Companies having regard to the recitals and the provisions in these presents.

     10. This Agreement shall be construed and have effect in all respects as a contract made in England in accordance with the laws of England and any dispute shall be settled by arbitration in England under the Arbitration Acts 1889 to 1934 or any statutory modification or re-enactment thereof.

English Law
to govern.

     IN WITNESS whereof this Agreement has been duly executed by both parties.

For and on behalf of LEVER BROTHERS &
UNILEVER N.V.

(Sgd.) A. HARTOG	}
(Stamps Fl. 4.50)		Directors.
(Sgd.) R. G. JURGENS

10

For and on behalf of LEVER BROTHERS &
UNILEVER LIMITED.

(Sgd.) R. E. HUFFAM
(Stamp 6d.)	Directors.
(Sgd.) A. G. SHORT

This Agreement  is made the Twentieth day of July 1951 BETWEEN LEVER BROTHERS & UNILEVER having its registered office at Rotterdam in the Netherlands (hereinafter called "the Dutch Company") of the one part and LEVER BROTHERS & UNILEVER LIMITED having its registered at Port Sunlight England (hereinafter called "the English Company") of the other part SUPPLEMENTAL to an Agreement (hereinafter called "the Principal Agreement") dated the 28th day of June 1946 and made between the Dutch Company of the one part and the English Company of the other part

     WHEREAS by Clause 4 of the Principal Agreement it is provided (inter alia) that if the current profits and free reserves (as defined in the Principal Agreement) of one of the Companies shall be insufficient to pay the Ordinary dividend decided upon pursuant to such Clause the other Company shall be under obligation to pay to it forthwith any amount required to enable it to pay such dividend

     AND WHEREAS the Dutch Company and the English Company have mutually agreed that the provisions of Clause 4 of the Principal Agreement shall be modified in manner hereinafter provided

     AND WHEREAS the aforesaid modification has been duly sanctioned and the Directors of the Dutch Company and of the English Company have respectively been authorised to enter into and carry into effect an Agreement in the terms of this Agreement by a resolution of a General Meeting of the Dutch Company duly convened and held on the 12th day of July, 1951 such resolution having subsequently been approved by a separate Meeting of the holders of Ordinary Shares in the Dutch Company duly convened and held on the 12th day of July, 1951 pursuant to Article 33 of the Articles of Association of the Dutch Company and by a resolution passed at a separate General Meeting of the Ordinary Stockholders of the English Company duly convened and held on the 12th day of July, 1951 in pursuance of the provisions of Article 3 of the Articles of Association of the English Company.

NOW THIS AGREEMENT WITNESSETH as follows:—

     1. The Principal Agreement shall be modified by the deletion of the last sentence of the second paragraph of Clause 4 thereof and

2

the substitution therefor of the following new sentences namely "If the current profits of one Company shall be insufficient to enable it to pay the ordinary dividend so decided the other Company shall to the extent of its own current profits remaining after providing for the amount required to enable it to pay the ordinary dividend so decided on its own Ordinary share capital be under obligation to pay forthwith to the first mentioned Company an amount sufficient to make up the first mentioned Company's current profits to the sum required to pay such dividend. If the current profits (including the amount of any contribution received pursuant to the preceding provisions of this Clause) and the free reserves of one Company are insufficient to enable it to pay such dividend the deficiency shall be met by a contribution from the other Company to the extent of its free reserves. For the purposes of the preceding provisions of this Clause the expression 'ordinary dividend' shall in the case of the English Company include (where necessary and appropriate) the dividends on the preferential certificates outstanding under the Co-Partnership Trust and on its Deferred Shares.".

     2. The Principal Agreement (which in all other respects is hereby confirmed) shall henceforth be read and construed accordingly.

     IN WITNESS whereof this Agreement has been duly executed by both parties.

For and on behalf of
     LEVER BROTHERS & UNILEVER N.V.

(Signed)	A.E.J. SIMON THOMAS (Stamps Fl. 3.00)	Directors.
(Signed)	M.G. DE BAAT

For and on behalf of
      LEVER BROTHERS & UNILEVER LIMITED,

(Signed)	R.G.JURGENS (Stamp 6d.)	Directors.
(Signed)	ROGER H. HEYWORTH

This Agreement is made the 21st day of December 1981 BETWEEN UNILEVER N.V. having its registered office at Rotterdam in the Netherlands (hereinafter called "the Dutch Company") of the one part and UNILEVER PLC having its registered office at Port Sunlight England (hereinafter called "the English Company") of the other part SUPPLEMENTAL to:—

(a)	an Agreement (hereinafter called Principal Agreement") dated the 28th day of June 1946 and made between the Dutch Company (under its former name Lever Brothers & Unilever N.V .) of the one part and the English Company (under its former name Lever Brothers & Unilever Limited) of the other part; and
(b)	an Agreement (hereinafter called "the Supplemental Agreement") dated the 20th day of July 1951 and made between the Dutch Company (under its former name Lever Brothers & Unilever N.V.) of the one part and the English Company (under its former name Lever Brothers & Unilever Limited) of the other part expressed to be supplemental to the Principal Agreement.

     WHEREAS:

     A. The Dutch Company and the English Company have mutually agreed that the Principal Agreement as modified by the Supplemental Agreement shall be further modified in manner hereinafter provided.

     B. The terms set out in this Agreement have been duly sanctioned and the Directors of the Dutch Company and the English Company have respectively been authorised to enter into and carry into effect this Agreement (i) by Resolution of a general meeting of the Dutch Company which Resolution has subsequently been approved by a separate meeting of the holders of Ordinary Shares in the Dutch Company both meetings having been duly convened and held on the 18th day of December 1981 pursuant to Article 47 of the Articles of Association of the Dutch Company and (ii) by an Ordinary Resolution of the English Company in general meeting and an Ordinary Resolution passed at a separate general meeting of the holders of Ordinary Shares of the English Company both meetings having been duly convened and held on the 18th day of December 1981 pursuant to Article 3 of the Articles of Association of the English Company.

2

NOW THIS AGREEMENT WITNESSETH as follows:—

1.      Recital C of the Principal Agreement shall be deleted and the provisions of the Principal Agreement shall be modified in manner following that is to say:—

(A)	In Clause 1 the definition of the expression "OPEN RESERVES" shall be amended by deleting the words "other than those properly made and still required to meet any specified loss liability or contingency" and substituting therefor the words "other than (i) reserves not legally available for distribution (ii) reserves properly made and still required to meet any specified loss, liability or contingency and (iii) any deferred dividend reserve or equalisation reserve" and the definition of the expression "CURRENT PROFITS" shall be amended by deleting the words "available for distribution" and substituting therefor the words "which may lawfully be distributed".

(B)	The following further definition shall be added at the end of Clause 1:—

" "RELEVANT RATE OF EXCHANGE" shall mean the rate of exchange between the Dutch Florin and the Pound sterling on the last day of the quarterly period ended last before the declaration of a dividend (in the caseof an interim dividend) or of the financial period in respect of which a dividend is being resolved to be recommended (in the case of a final dividend) provided that if the parties hereto shall by mutual agreement adopt another rate of exchange for their reporting to shareholders of the combined profit of the two Companies attributable to their Ordinary Share Capitals in respect of the relevant quarterly period or financial period (as the case may be) then such other rate shall be the relevant rate of exchange."

(C)	Clause 4 of the Principal Agreement (as modified by the Supplemental Agreement) shall be deleted and there shall be substituted therefor the following new Clause:—

"4. (a) All dividends on the Ordinary Share Capitals of the Dutch and English Companies shall in the caseof interim dividends be declared and in the case of final dividends be resolved to be recommended by the Boards of the Dutch and English Companies on the same day.

(b) The Boards of the two Companies shall decide from time to time what portion of the aggregate of the current profits of the two Companies for each financial period and free reserves should be distributed by way of

3

dividend on the Ordinary Share Capitals of the Dutch and English Companies for that period for which purpose the Boards may take into account the existence of the following provisions of this Clause.

(c) The amount so decided shall (subject as provided in this Clause) be utilised in providing for dividends on the Ordinary Share Capitals of the Dutch and English Companies respectively upon the footing that the dividend paid on every FI.12 nominal of capital in the Dutch Company at the relevant rate of exchange shall be equal in value to the dividend paid on every £1 nominal of capital in the English Company.

(d) Notwithstanding the foregoing if the application of sub-clause (c) of this Clause to the decision mentioned in sub-clause (b) of this Clause:—

(i) would result in the declaration or recommendation of a dividend by one of the Companies which it would be prevented by law from declaring; or

(ii) would because of movements in the relative parities between the Dutch Florin and the Pound sterling result in a level of dividend of one of the Companies which (in the opinion of the Boards of the two Companies) its Board (on the assumption for this purpose that the Company concerned was the parent company of the two Companies) would regard as unreasonable to declare or recommend having regard in particular to (1) the level of the corresponding dividend in respect of the last preceding financial period (2) the development of the aggregate of the current profits of the Dutch and English Companies expressed in the currency of the Company concerned and (3) any special circumstances in the country of incorporation of that Company relevant to the decision as to the level of dividend which would be reasonable;

the Board of that Company may declare or recommend a dividend differing from that resulting from sub-clauses (b) and (c) of this Clause provided that in each case;

(x) such dividend is of such a level as is reasonable in the opinion of the Boards of both Companies having regard in particular to the factors described in this sub-clause;
(y) the difference is dealt with in accordance with the following provisions of this Clause; and

4

(z) the Boards of the two Companies make available to their shareholders together with and in the same manner as the announcement of the dividend a statement giving the reasons why the provisions of this sub-clause have been applied.

(e) For the purpose of the following provisions of this Clause:—

(i) "the Company declaring the lower dividend" shall mean the Company declaring a dividend which upon the footing referred to in sub-clause (c) of this Clause shall be lower in value than the dividend declared by the other Company; and

(ii) "the difference" shall mean the difference calculated at the relevant rate of exchange between the total amount of dividend declared on its Ordinary Share Capital by the Company declaring the lower dividend and the total amount of dividend it would have to declare on its Ordinary Share Capital in order to provide for a dividend which upon the footing referred to in sub-clause (c) of this Clause would be equal in value to that declared by the other Company.

(f) Whenever it shall be decided in accordance with the provisions of paragraph (i) of sub-clause (d) of this Clause that a dividend shall be declared or recommended differing from that which would result from sub-clauses (b) and (c) of this Clause an amount equal to the difference shall be credited to a "deferred dividend reserve" to be established or adjusted as the case may be in the books of the Company declaring the lower dividend and that Company shall apply the whole of such deferred dividend reserve towards declaration and payment of a dividend or dividends on its Ordinary Share Capital as soon as practicable after this becomes permitted by law. If at the date of declaration of any such last-mentioned dividend that Company holds any of its own Ordinary Shares the amount of the dividend which would be payable in respect of them if they were not so held shall be transferred from the deferred dividend reserve to that Company's free reserves.

(g) Whenever it shall be decided in accordance with the provisions of paragraph (ii) of sub-clause (d) of this Clause that a dividend shall be declared or

5

recommended differing from that which would result from sub-clauses (b) and (c) of this Clause an amount equal to the difference shall be credited to an "equalisation reserve" to be established or adjusted as the case may be in the books of the Company declaring the lower dividend provided that if such an equalisation reserve is at that time in existence in the books of the other Company there shall first be deducted from the amount of the difference the amount of that equalisation reserve or such part thereof as is equal to the amount of the difference and provided further that in such case the amount so deducted shall be debited to that existing equalisation reserve. Any amounts so to be deducted and debited shall be calculated at the relevant rate of exchange.

(h) If at any time when a deferred dividend reserve or an equalisation reserve is in existence in the books of either of the two Companies:—

(i)	the amount paid up on its Ordinary Share Capital shall be increased (otherwise than as a result of an allotment or issue of shares to the holders of its existing Ordinary Share Capital free of payment or an allotment or issue of shares to the holders of its existing Ordinary Share Capital pursuant to an offer of such sharesto such holders whether in any such casethe right to such shares or the right to accept such an offer is or is not renounceable) and the amount paid up on its Ordinary Share Capital comprised in such increase ranks or will rank for any dividend to be paid out of the existing deferred dividend reserve or equalisation reserve under the provisions of this Clause the amount of such reserve shall thereupon be increased proportionately to the increase in the paid up amount of its Ordinary Share Capital by the transfer to such reserve of an appropriate part of that Company's free reserves; or

(ii)	the amount paid up on its Ordinary Share Capital shall be reduced (otherwise than by a reduction of the amount paid up on each Ordinary Share) the amount of such reserveshall thereupon be reduced proportionately to the reduction in the paid up amount of its Ordinary Share Capital by the transfer of an appropriate part of such reserve to that Company's free reserves. This paragraph shall apply to a reduction of the amount paid up on the

6

Ordinary Shares of either of the two Companies arising on a purchase by that Company of its own shares as well as on a reduction of that Company's capital.

(j) Notwithstanding the foregoing the power under paragraph (ii) of sub-clause (d) of this Clause to declare or recommend a dividend differing from that which would result from sub-clauses (b) and (c) of this Clause shall not be used if and to the extent that as a result thereof the amount to be credited to any equalisation reserve by one of the Companies when added to the amount (if any) already standing to the credit of the equalisation reserve in the books of that Company would exceed an amount equal to the annual average of the aggregate dividends declared or recommended on the Ordinary Share Capital of that Company in respect of the three financial periods immediately preceding the financial period in respect of which the relevant dividend is being declared or recommended. If any Ordinary Share Capital of that Company has at any time been issued (otherwise than as bonus shares as defined in Clause 9(b) hereof) on terms that it ranks or will rank for dividend in respect of a part only of the said three financial periods or for only some and not the whole of the dividends declared or recommended in respect of those periods then for the purposes of the foregoing the said average shall be calculated as if all the Ordinary Share Capital so issued had been issued at the beginning of the first of the said three financial periods and in respect of those periods the same rate or rates of dividend had been declared or recommended on the Ordinary Share Capital so issued as were declared or recommended on that Company's issued Ordinary Share Capital provided that if the increase in the issued Ordinary Share Capital shall be effected by way of a Rights issue as defined in Clause 9(b) hereof the amount of such additional Ordinary Share Capital to be treated as if issued at the beginning of the first of the said financial periods shall be reduced by an amount (to be announced at the time when the issue is made) which the Boards of the two Companies consider to be reasonable having regard to any discount on current market price at which the Rights issue shall be made.

(k) If at any time one of the Companies shall have standing to the credit of its equalisation reserve a sum equal to or exceeding 70 per cent. of the maximum amount permitted in accordance with sub-clause (j) of

7

this Clause that Company shall be entitled to apply the whole or part of its equalisation reserve towards the declaration and payment of a dividend or dividends on its Ordinary Share Capital. If at the date of declaration of any such last-mentioned dividend that Company holds any of its own Ordinary Shares the amount of the dividend which would be payable in respect of them if they were not so held shall be transferred from the equalisation reserve to that Company's free reserves.

(1) If the current profits of one Company shall be insufficient to enable it to pay any ordinary dividend declared or recommended under sub-clause (c) or sub-clause (d) of this Clause and if the Boards of the two Companies consider it appropriate that Company shall require the other Company to the extent of its own current profits remaining after providing for the amount required to enable it to pay the ordinary dividend so declared or recommended on its own Ordinary Share Capital to pay forthwith to the first-mentioned Company an amount sufficient to make up the first-mentioned Company's current profits to the sum required to pay such dividend. If the current profits (including the amount of any contribution received pursuant to the provisions of this sub-clause) and the free reserves of one Company are insufficient to enable it to pay such dividend or to credit to deferred dividend reserve or to equalisation reserve the amount required under sub-clauses (f) (g) and (h) of this Clause the deficiency shall be met by a contribution from the other Company to the extent of its free reserves. For the purposes of this Clause the expression "ordinary dividend" shall in the case of the English Company include (where necessary and appropriate) the dividends on the preferential certificates outstanding under the Co-Partnership Trust and on its Deferred Shares.

(m) Neither Company shall pay any dividend on its Ordinary Share Capital larger than the one declared or recommended to be declared by the Board of the Company concerned in accordance with the preceding provisions of this Clause and if notwithstanding this restriction either of the Companies shall pay a larger dividend on its Ordinary Share Capital such Company shall forthwith pay to the other Company a sum equal to the extra amount which the other Company would have to distribute to raise the dividend on its Ordinary Shares for that period accordingly and if necessary in the case of the English Company to pay the dividends on the said

8

preferential certificates and on its Deferred Shares. In such circumstances such other Company may at suchtimes as it may in its discretion decide utilise the amount so received by it in paying an extra dividend or such dividends as the case may be and so long as and to the extent that such extra dividend or such dividends are not so paid the said amount together with interest thereon at the rate of 4 per cent. per annum shall be excluded in computing the current profits and free reserves of that Company for each subsequent financial period."

(D)	Clause 7 (c) of the Principal Agreement shall be deleted and there shall be substituted therefor the following new sub-clause:—

	"(c)	The surplus assetsof both Companies after payment in full to or provision made for the holders of the Preference Shares of both Companies shall be available for making distributions to the holders of the Ordinary Shares of the liquidating Company on the basis that the surplus assets of both Companies are deemed to be pooled and distributed or allocated amongst the holders of the Ordinary Shares of both Companies on the footing that the sum paid or allocated on every FI.12 nominal of capital in the Dutch Company at the rate of exchange on the day of certification of the Accounts so to be prepared as aforesaid on which the distribution and allocation are made shall be equal in value to the sum allocated or paid on every £1 nominal of capital in the English Company on the basis that each Company has borne or has to bear any tax payable by the Company in respect of such distributions but before deducting any tax deductible by the Company from the sum sodistributed provided always that before making such distribution and allocation there shall be allocated to the holders of Ordinary Sharesof the relevant Company or Companies sums equal to the amounts (if any) standing for the time being to the credit of any deferred dividend reserve and of any equalisation reserve. Any amounts allocated under the provisions of this sub-clause to the holders of the Ordinary Shares in the non-liquidating Company shall be paid to or retained by the non-liquidating Company."

(E)	Clause 10 of the Principal Agreement shall be amended by deleting the words "the Arbitration Acts 1889 to 1934 or any statutory modification or re-enactment thereof" and substituting therefor the words "the Arbitration Acts 1950 to 1979 or any statutory modification or re-enactment thereof from time to time in force."

9

     2. The Principal Agreement (which in all other respects is hereby confirmed) shall henceforth be read and construed as amended by Clause 1 hereof. The terms of the Supplemental Agreement shall henceforth cease to apply.

     IN WITNESS whereof this Agreement has been duly executed by both parties the day and year first before written.

For and on behalf of
UNILEVER N.V.,

(Signed)	H. F. VAN DEN HOVEN	Director
(Signed)	C. ZWAGERMAN	Secretary

For and on behalf of
UNILEVER PLC,

(Signed)	DAVID ORR	Directors
(Signed)	K. DURHAM